SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                    -------------------------

            Proxy Statement Pursuant To Section 14(a)
             Of the Securities Exchange Act Of 1934


(x)   Filed by the Registrant
(  )  Filed by a Party other than the Registrant

Check the appropriate box:
(  )  Preliminary Proxy Statement
(  )  Confidential, for use of the Commission Only (as permitted by Rule
(  )  14a-6(e)(2))
(x )  Definitive Proxy Statement
(  )  Definitive Additional Materials
(  )  Soliciting Material Pursuant to _ 240.14a-11(c) or _
240.14a-12



                     EFI ELECTRONICS CORPORATION
        (Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
(x)   No fee required.
(  )  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1) Title of each class of securities to which transaction applies:
      2) Aggregate number of securities to which transaction applies:
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
           Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
      4) Proposed maximum aggregate value of transaction:
      5) Total fee paid:

(  )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)   Amount Previously Paid:
      2)   Form, Schedule or Registration Statement No.:
      3)   Filing Party:
      4)   Date Filed:

            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    To Be Held July 29, 1998


TO THE STOCKHOLDERS:

You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of EFI Electronics Corporation ("EFI" or the "Company") which will be held at the Crystal Inn, 230 West 500 South, Salt Lake City, Utah, on Wednesday, July 29, 1998, at 2:30 p.m., local time, for the following purposes:

   (1)To elect five (5) Directors to serve for one year and until their successors shall be elected and duly qualified;

   (2)To approve the 1998 Incentive Plan approved by the Board of Directors on January 30, 1998 subject to stockholder approval;

   (3)To approve an amendment to the Company's certificate of incorporation to increase the number of authorized shares of capital stock from twenty million (20,000,000) to twenty-five million (25,000,000), of which twenty million (20,000,000) shares shall be designated as Common Stock and five million (5,000,000) shares shall be designated as Preferred Stock;

   (4)To ratify the appointment of Grant Thornton LLP, as the Company's independent auditors for the 1999 fiscal year;

   (5)To transact such other business as may properly come before the meeting or at any adjournments thereof.


The Board of Directors has fixed the close of business on June 10, 1998, as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting. Accordingly, only stockholders of record of the Company at the close of business on that date will be entitled to vote at the meeting. The transfer books of the Company will not be closed. A list of those entitled to vote at the Annual Meeting will be available for inspection for ten (10) days prior to the meeting at the offices of the Company.


All stockholders are urged to attend the meeting.

                                  BY ORDER OF THE BOARD OF DIRECTORS



                                  Richard D. Clasen
                                  President & Chief Executive Officer

Mailing Date:  June 18, 1998

                            IMPORTANT

Whether or not you expect to attend the Annual Meeting in person, to assure that your shares will be represented, please complete, date, sign and return the enclosed proxy without delay in the enclosed envelope, which requires no additional postage if mailed in the United States. Your proxy will not be used if you are present at the Annual Meeting and desire to vote your shares personally.

              (THIS PAGE LEFT BLANK INTENTIONALLY.)

                           PROXY STATEMENT
                    Annual Meeting of Stockholders
                            July 29, 1998

SOLICITATION OF PROXIES:

This Proxy Statement is furnished to stockholders of EFI Electronics Corporation ("EFI" or the "Company") in connection with the solicitation by the board of directors of the Company of proxies for use at the Annual Meeting of Stockholders (the "Annual Meeting") of the Company scheduled to be held at the Crystal Inn, 230 West 500 South, Salt Lake City, Utah, on Wednesday, July 29, 1998, at 2:30 p.m., local time and at any adjournment or postponement of such meeting.

This Proxy Statement and the accompanying Proxy Card are being mailed on or about June 18, 1998 to the stockholders of the Company, together with the Company's Annual Report to Stockholders for the fiscal year ended March 31, 1998.

Stockholders of the Company are cordially invited to attend the Annual Meeting. Whether or not you expect to attend, it is important that you complete the enclosed proxy card and sign, date and return it as promptly as possible in the envelope provided for that purpose. You have the right to revoke your proxy at any time prior to its use by filing a written notice of revocation with the secretary of the Company prior to convening of the Annual Meeting or by presenting another proxy card with a later date. If you attend the Annual Meeting and desire to vote in person, you may request that your previously submitted proxy card not be used.

The cost of soliciting proxies and the cost of the Annual Meeting will be borne by the Company. In addition to the solicitation of proxies by mail, proxies may be solicited by personal interview, telephone and similar means by directors, officers or employees of the Company, none of whom will be specially compensated for such activities. The Company also intends to request that brokers, banks and nominees solicit proxies from their principals and will pay such brokers, banks and other nominees expenses incurred by them for such activities.

VOTING SECURITIES:

As of the close of business  on the record  date,  the  Company had  outstanding
5,554,644 shares of Common Stock, par value $.0001 per share (the "Common Stock"), all of which are entitled to be voted at the Annual Meeting. Each share is entitled to one (1) vote, and only those stockholders of record of the Common Stock as of the close of business on the record date shall be entitled to vote their shares.

A majority of the outstanding shares of the Common Stock, represented in person or by proxy, is required for a quorum at the Annual Meeting. In the proposed election of directors, stockholders will not be allowed to cumulate their votes and directors will be elected by a plurality of the votes cast at the meeting. The five (5) nominees receiving the highest number of votes will be elected. Approval and adoption of the Incentive Plan and the Amendment to the Certificate of Incorporation require approval by over 50% of all shares of Common Stock entitled to vote on the proposal. Accordingly, abstentions and broker non-votes will have the effect of a vote against the proposal to adopt the Incentive Plan and the Amendment to the Certificate of Incorporation. Approval of the proposed ratification of the independent auditor will be decided by the affirmative vote of a majority of the votes cast at the Annual Meeting on such matters. Accordingly, abstentions and broker non-votes will not affect the outcome of the proposed ratification.

DIRECTORS AND EXECUTIVE OFFICERS:

At the Annual Meeting, five (5) directors are to be elected to hold office until the Company's 1999 Annual Meeting of Stockholders and until their successors shall be elected and duly qualified.

Set forth below is a table which identifies the current directors (all of whom are nominees) and the Company's executive officers, and the positions and offices within the Company held by each. The table is followed by a brief description concerning the employment and business experience of each such person.

Name                Age      Position
Richard D. Clasen   55       President, Chief Executive Officer, Director

David G. Bevan      48       Executive Vice President, Chief Financial Officer

John R. Worden      50       Executive Vice President

Hans Imhof          58       Director

Gaylord K. Swim     49       Director, Chairman of the Board of Directors

James H. Biggart    45       Director

Reino Kerttula      56       Director

Richard D. Clasen was appointed president and chief executive officer of the Company on September 12, 1994. On October 21, 1994, he was elected to the Company's board of directors. From 1993 to 1994 he served as chief executive officer and chairman of the board of Tripac Systems, Inc., a distributor of computer data storage and imaging products based in Irving, Texas. From 1990 to 1993 he served as president and chief executive officer of Carlisle Memory
Products Groups, Inc. (Bedford, Texas) which manufactured and distributed computer data storage products. From 1986 to 1990, he served as president and chief executive officer of Zeteco, Inc., a manufacturer of computer sub systems. Mr. Clasen attended the University of California, Los Angeles and University of Pennsylvania, Wharton School of Business.

David G. Bevan was appointed executive vice president in May 1996 and chief financial officer in July 1995. He has managed the Company's operations since April 1991. He served as controller of the Company from April 1990 to April 1991. From November 1989 to April 1990, he was secretary and chief financial officer of Douglas Computer, Inc., a Salt Lake City, Utah based computer reseller. Mr. Bevan is a certified public accountant and obtained a B.S. degree in economics from Stanford University in 1971 and an M.B.A. degree from Amos Tuck School at Dartmouth College in 1973.

John R. Worden was appointed executive vice president of sales and marketing of the Company in October 1996. Mr. Worden joined the Company in April 1996 as vice president of sales. From 1994 to 1996 he served as vice president of sales and marketing for SK Technologies which is based in Boca Raton, Florida and which develops, markets and supports applications for retail point of sales and back office automation. From 1989 to 1994 he served in various vice president positions over sales and marketing for AEG Modcomp based in Ft. Lauderdale, Florida. Modcomp developed, built and marketed real time computer systems. Positions included regional and international responsibility. Mr. Worden earned a bachelor of electrical engineering from Georgia Institute of Technology in 1969, and took executive courses in general management and strategic marketing from Emory University and Stanford University in 1983 and 1988.

Hans Imhof has served as a director of the Company since July 1996. He is the co-founder of Computer Site Technologies which was created in 1990 and produces computer alarm system software. Since 1990 he has also been vice president of engineering at Datasphere which designs, engineers and constructs computer rooms; president of Diversified Protection Systems, Inc. which installs computer room fire protection systems; and has been a partner in Warner Management, a real estate management company, all located in Orange County, California. Mr. Imhof received an electrical engineering degree from the University of Zurich, Switzerland, in 1965.

Gaylord K. Swim has been a director of the Company since 1981. He was elected chairman of the board of directors in May 1997 and previously served as chairman of the board from December 1989 until December 1991. He is president of Swim Financial Corporation (dba Swim Investment Management).

James H. Biggart has served as a director of the Company since August 1997. Mr. Biggart represents Hubbell Incorporated, which owns approximately 20% of the outstanding Common Stock of the Company. Hubbell is a diversified manufacturer of electrical products with annual sales of approximately $1.3 billion. Mr. Biggart is vice president and treasurer of Hubbell. Prior to joining Hubbell in 1984, he was a tax manager at Arthur Andersen LLP. He received a BS degree in finance from the University of Virginia in 1974 and an MBA from the University of Connecticut in 1975.

Reino Kerttula became a director of the Company in July 1996. Mr. Kerttula has been executive vice president and chief operating officer and director of Callware Technologies since 1988, a company that provides LAN-based voice and call processing netware loadable modules. He has spent twelve years in general management positions where he established and implemented plans and budgets for multi-phase operations. For seven years he was senior vice president of FPI Securities, an investment banking firm. Mr. Kerttula immigrated to the United States in 1964 and received a degree in business management from Brigham Young University in 1968. He has been active in civic affairs, including president of the Finnish American Chamber of Commerce.

BOARD COMMITTEES, MEETINGS, AND REPORTS:

There were four meetings of the board of directors held during the fiscal year ended March 31, 1998. All of the directors attended at least 75% of the meetings. The Company has audit and compensation committees of the board of directors. The Company has no nominating committee. The audit committee periodically makes recommendations concerning the engagement of the Company's independent public accountants and reviews the results and independence of the accountants and the scope, adequacy and results of the internal auditing procedures. The Company's audit committee consists of Messrs. Gaylord K. Swim, James H. Biggart and Reino Kerttula. Functions of the compensation committee include making recommendations concerning director and senior management remuneration and other compensation plans. The compensation committee consists of Messrs. Gaylord K. Swim and Reino Kerttula. During fiscal 1998, the audit committee held one meeting and the compensation committee held two meetings. All of the committee members attended at least 75% of the meetings of their respective committees.

Section 16(a) Beneficial  Ownership  Reporting  Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended ("Section 16(a)"), requires the Company's directors and executive officers and persons who own more than ten percent (10%) of the Company's Common Stock to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of the Common Stock and other securities which are derivative of the Common Stock. Executive officers, directors, and holders of more than ten percent (10%) of the Common Stock are required by Commission regulations to furnish the Company with copies of all such reports they file. It is the Company's belief, based solely upon a review of copies of all Section 16(a) reports received by the Company, that all reports of initial ownership and changes thereto in the Company's Common Stock held by said officers, directors, and ten percent stockholders have been reported in a timely manner to the Commission.

EXECUTIVE COMPENSATION

Summary Compensation Table

The compensation of the Company's executive officers for the past three fiscal years is shown below. No other employees of the Company received more than $100,000 in total salary and bonus during such period.


Name/                     Fiscal                                  Other Annual       Securities Underlying        All Other
Principal Position         Year       Salary         Bonus      Compensation (1)        Options/SARs (#)       Compensation (2)

Richard D. Clasen          1998      $165,000       $28,853            $     -0-             33,333                  $1,650
 President & CEO           1997       156,624            -0-                 -0-             20,000                   1,566
                           1996       150,000            -0-                 -0-                 -0-                     -0-

David G. Bevan             1998       120,000        21,640                  -0-            100,000                   1,200
  Executive Vice           1997       110,097            -0-                 -0-             74,213                   1,101
  President & CFO          1996        84,043            -0-                 -0-             10,000                      -0-

John R. Worden             1998       120,000        21,640                  -0-            100,000                  36,350
  Executive Vice           1997       112,069        21,600                  -0-            100,000                   1,121
  President                1996            -0-           -0-                 -0-                 -0-                     -0-


(1)Does not include cash and non-cash compensation related to use of automobiles that did not exceed ten percent of annual salary and bonus.
(2)Includes Company matching contributions to its 401K plan. In fiscal year 1998, includes reimbursements to Mr. Worden for out of pocket moving expenses in the amount of $35,150 pursuant to his offer of employment in fiscal year 1997.

Option/SAR Grants in Last Fiscal Year

The following table sets forth individual grants of stock options made by the Company during the fiscal year ended March 31, 1998, to the individuals named in the preceding Summary Compensation Table. As of March 31, 1998, the Company had not granted any stock appreciation rights to the executive officers named below.


                         Number of Securities Under-      Percent of Total Options/
Name/                   lying Options/SARs Granted to          SARs Granted to         Exercise or       Expiration
Principal Position       Employees in the Fiscal Year     Employees in Fiscal Year      Base Price          Date

Richard D. Clasen
  President & CEO                  33,333                          10.85%                $2.125        Jan. 27, 2008

David G. Bevan                    100,000                          32.56%                 2.125        Jan. 27, 2008
  Executive Vice
  President & CFO

John R. Worden                    100,000                          32.56%                 2.125        Jan. 27, 2008
  Executive Vice
  President


Aggregated Option / SAR Exercise in Last Fiscal Year and Fiscal Year End Option / SAR Values

The following table sets forth the number of unexercised stock options held by the individuals named in the Summary Compensation Table and the value of such options as of March 31, 1998.

                                                          Number of Securities Under-         Value of Unexercised
                                              Shares      lying Unexercised Options/          In-the-Money Options/
Name/                          Acquired        Value       SARs at Fiscal Year End          SARs at Fiscal Year End(1)
Principal Position            on Exercise    Realized     Exercisable  Unexercisable        Exercisable  Unexercisable

Richard D. Clasen                    -0-          -0-         95,000        58,333             $55,000        $12,500
  President & CEO

David G. Bevan                      909           968         46,444       156,250              35,469         42,013
  Executive Vice
  President & CFO

John R. Worden                       -0-          -0-         25,000       175,000              18,750         56,250
  Executive Vice
  President


(1)Calculated based on the difference between the price of a share of Common Stock on March 31, 1998, and the exercise price of the options. The price of the Company's Common Stock as reported by NASDAQ on March 31, 1998 was $2.00 per share.

Long-term  Incentive Plans ("LTIP") - Awards in Last Fiscal Year

During the year ended March 31, 1998, the Company did not grant any long-term incentive plan awards to the executive officers named above.

Employment Contracts and Arrangements Concerning Termination

Effective September 12, 1994, Mr. Clasen entered into a renewable one-year employment agreement with the Company (the "Employment Agreement") pursuant to which, among other things, (i) the Company agreed to pay Mr. Clasen a base salary of $12,500 per month to be reviewed annually by the compensation committee; (ii) the Company agreed to grant to Mr. Clasen stock options to purchase 100,000 shares of Common Stock at an exercise price of $1.50 per share;
(iii) the Company agreed to loan Mr. Clasen $150,000 to be used by Mr. Clasen for the purchase of 100,000 shares of Common Stock (see "Certain Transactions and Indebtedness of Management"); (iv) the Company granted to Mr. Clasen 100,000 performance units having a base value of $1.50 per unit; (v) the Company agreed to reimburse Mr. Clasen for moving and transition expenses, including the brokerage commission paid with respect to the sale of Mr. Clasen's home in Texas; (vi) the Company agreed to pay Mr. Clasen six months base salary plus expected bonus if the Company terminates Mr. Clasen without cause; and (vii) Mr. Clasen agreed to be bound by certain restrictive covenants. In September 1996, the compensation committee agreed to extend the period for Mr. Clasen's performance units until September 12, 1998. On January 27, 1998, the Compensation Committee approved conversion of these units to 50,000 shares of restricted Common Stock.

Executive Incentive Plan

For the year ended March 31, 1998, the Company maintained an executive incentive plan (the "Incentive Plan") for certain of its officers and key employees, including its executive officers. The Incentive Plan was based on the Company's profits in comparison to the Company's planned profits. During the fiscal year ended March 31, 1998, awards were made under the Incentive Plan as indicated in the Summary Compensation Table. The Incentive Plan has not been modified and will continue in fiscal 1999. Bonuses paid will be allocated by the compensation committee among the executive officers based on the Company's success in meeting and exceeding targeted objectives.

Directors' Compensation

Directors who are not employees of the Company were paid fees of $500 per half day and $1,000 per full day for each board meeting and committee meeting attended during the 1998 fiscal year.


CERTAIN TRANSACTIONS AND INDEBTEDNESS OF MANAGEMENT:

Pursuant to the Employment Agreement and a subsequent loan agreement, 166,667 shares of Common Stock were issued to Mr. Clasen for $210,000, which amount was loaned by the Company to Mr. Clasen. These agreements are secured by the 166,667 shares issued to Mr. Clasen. The agreements bear interest at the Fed Funds rate (5.37% at March 31, 1998) and are due in full on September 12, 2000 and December 4, 2002, respectively.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT:

The following tabulation shows as of May 31, 1998, unless otherwise indicated, the number of shares of Common Stock owned beneficially by: (a) any person known to be the holder of more than five percent (5%) of the Company's voting securities, (b) all directors (all of whom are nominees), (c) the executive officers named in the Summary Compensation Table, and (d) all officers and directors of the Company as a group:

                                                            Amount and Nature of Beneficial
                                                            Ownership (1) As of May 31, 1998

                                                         Common         Exercisable          Total
Name and Address of Beneficial Owner       Notes         Shares     Options & Warrants     Ownership      Percent(2)
Beneficial Owner

Gaylord K. Swim*                            (3)        1,345,325           20,000          1,365,325        24.49%
68 West 620 South
Orem, UT  84058

Hans Imhof*                                              250,000               -0-           250,000         4.50%
1215 Emerald Bay
Laguna Beach, CA  92651

Richard D. Clasen* +                        (5)          357,799           95,000            452,799         8.01%
2073 Mahre Drive
Park City, UT  84098-8510

David G. Bevan +                                             909           62,694             63,603         1.13%
1471 Wilton Way
Salt Lake City, Utah 84108

John R. Worden +                                          23,748           50,000             73,748         1.32%
4430 South Mathews Way
Salt Lake City, Utah 84124

Reino Kerttula*                                               -0-              -0-                -0-          **
4252 Sumac Court
Cedar Hills, Utah 84062


                                                            Amount and Nature of Beneficial
                                                            Ownership (1) As of May 31, 1998

                                                         Common         Exercisable          Total
Name and Address of Beneficial Owner       Notes         Shares     Options & Warrants     Ownership      Percent(2)
Beneficial Owner

James H. Biggart *                          (6)             -0-                -0-              -0-            **
584 Derby-Milford Road
Orange, CT 06477-4024

Hubbell, Inc.                                        1,054,044             71,106        1,125,150          20.00%
584 Derby-Milford Road
Orange, CT 06477-4024
-----------------------------------------------------------------------------------------------------------------
All officers and Directors
 as a group (7 persons)                    (4)       1,977,781            240,194        2,217,975          38.06%
=================================================================================================================


(+)Officer of the Company (*)Director of the Company. (**)Indicates less than 1.00% ownership.

(1) Unless otherwise indicated, each person identified in the table has sole voting and investment power with respect to the Common Stock beneficially owned by such person.

(2)  Based on 5,554,644 shares outstanding unless noted otherwise.

(3) Includes 505,567 shares held by Mr. Swim as trustee of the Gaylord K. Swim Trust, 24,167 shares held by Swim Financial Corporation of which Mr. Swim is an executive officer, director and majority owner, 20,000 shares held by a charitable trust of which Mr. Swim is a trustee, and 815,591 shares and warrants held by Greenwood II Ltd., in which Mr. Swim is a limited partner.

(4) The shares which may be acquired by officers and directors pursuant to outstanding options have been deemed to be outstanding for the purpose of computing the percentage of the class owned by each named holder thereof and by all officers and directors as a group.

(5)  Includes 123,748 shares held jointly by Mr. Clasen and his spouse,  Barbara
     J. Clasen.

(6) Does not include 1,054,044 shares held by Hubbell, Inc. with which Mr. Biggart is affiliated, but as to which beneficial ownership is disclaimed by Mr. Biggart

APPROVAL OF INCENTIVE PLAN:

General

On January 30, 1998, the Board unanimously adopted the EFI Electronics Corporation 1998 Incentive Plan (the "Incentive Plan"), subject to shareholder approval. The Board believes that it is imperative that the Company adopt a more flexible, long-term incentive plan, which is both competitive with, and responsive to, rapidly changing standards of compensation, and that will further the Company's compensation philosophy and objectives. The compensation philosophy and objectives of the Company include providing competitive levels of compensation to attract and retain valuable personnel, compensating executives based on the Company's progress toward achievement of strategic goals, and strengthening the incentive for executive officers to increase the price of the Company's Common Stock.

The principal provisions of the Incentive Plan are summarized below. This summary, however, does not purport to be complete and is qualified in its entirety by reference to the provisions of the Incentive Plan. Capitalized terms used without definition in this summary have the meanings specified under the Incentive Plan.

Purpose

The purpose of the Incentive Plan is to strengthen the Company by providing an incentive to its employees, officers, consultants and directors and thereby encouraging them to devote their abilities and industry to the success of the Company's business enterprise. The Incentive Plan seeks to achieve this purpose by extending to employees, officers, consultants and directors of the Company long-term incentive for high levels of performance through the grant of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Dividend Equivalent Rights, Performance Awards and Restricted Stock.

Administration

The Incentive Plan is to be administered by a committee consisting of at least two directors of the Company (the "Committee"), and it may be administered by the entire Board. If the Committee consists of less than the entire Board, each member will be a "non-employee director" within the meaning of Rule 16b-3 promulgated under the Exchange Act. To the extent necessary for any Award to qualify as performance-based compensation under Section 162(m) of the Code, each member of the Committee must be an "outside director" within the meaning of
Section 162(m) of the Code and regulations promulgated thereunder.

Each Award under the Incentive Plan will be evidenced by an agreement that sets forth the terms of the grant. Under the Incentive Plan, the Committee has the authority to, among other things: (i) determine the Eligible Individuals to whom Employee Options will be granted and the number of such options, prescribe the terms and conditions of each Employee Option, and amend or modify any Option Agreement consistent with the Incentive Plan; (ii) select the Eligible Individuals to whom Awards will be granted, the terms and conditions of each Award, and amend or modify any Award Agreement consistent with the Incentive Plan; (iii) to construe and interpret the Incentive Plan and the Options and Awards granted under the Incentive Plan, and to establish, amend and revoke rules for the administration of the Incentive Plan; (iv) to determine leaves of absence which may be granted to an Optionee or Grantee on an individual basis without constituting a termination of service under the Incentive Plan; (v) to exercise discretion with respect to its powers under the Incentive Plan; and
(vi) to generally act as the Committee deems advisable to promote the Company's best interests with respect to the Incentive Plan. The Committee may take action by a majority of a quorum at a meeting of the Committee, or in writing signed by a majority of all members of the Committee.

Members of the Committee will not be liable for actions, failures to act or determinations made in good faith with respect to the Incentive Plan, except for liability arising from willful misfeasance, gross negligence or reckless disregard of duties. The Company has agreed under the Incentive Plan to indemnify Committee members for expenses and, to the extent permitted by law, liability incurred in connection with claims arising in connection with the Incentive Plan.

Shares Available For Issuance

Under the Incentive Plan, 750,000 shares of the Common Stock (the "Shares") will be available for the grant of Options and Awards to Eligible Individuals, subject to the following limitations: (i) not more than one-third of the allotted Shares may be the subject of Restricted Stock Awards; (ii) no Eligible Individual may be granted

Options and Awards in respect of more than  100,000  Shares per  calendar  year;
(iii) no Eligible Individual may receive, during the term of the Plan, Performance Units denominated in dollars in excess of 100% of the Eligible Individual's base salary; and (iv) the Fair Market Value of the Shares with respect to which Incentive Stock Options granted under the Incentive Plan become exercisable for the first time by an Optionee during any calendar year may not exceed $100,000. Upon a Change in Capitalization, however, the Committee may adjust the maximum number and class of Shares with respect to which Options or Awards may be granted, the number and class of Shares which are subject to outstanding Options or Awards and the purchase price thereof and the Performance Objectives.

Upon granting of an Option or Award, the number of Shares available for granting further Options and Awards shall be reduced by (i) the number of Shares in respect of which the Option or Award (other than a Performance Unit denominated in dollars) is granted, and (ii) with respect to a Performance Unit denominated in dollars, by an amount equal to the quotient of (a) the denominated dollar amount of the Performance Unit, divided by (b) the Fair Market Value of a Share on the date of grant of the Performance Unit. The Shares available for further granting of Options or Awards may be increased by the number of Shares allocable to an Outstanding Option or Award that expires, is cancelled or otherwise terminated without having been exercised or paid.

Stock Options

The terms and conditions of a grant of Employee Options to an Eligible Individual will be set forth in an Agreement. The per Share purchase price of an Employee Option granted under the Incentive Plan which, may be greater than, not less than 80% of, or equal to the Fair Market Value on the date of grant, will be determined by the Committee at the time of grant and set forth in the Agreement, provided that the purchase price per Share under each Incentive Stock Option must not be less than 100% of the Fair Market Value of a Share on the date of grant (110% in the case of an Incentive Stock Option granted to a Ten Percent Stockholder). Each Employee Option will be exercisable at such times and in such installments as determined by the Committee. The Committee may accelerate the exercisability of any Employee Option. Each Employee Option terminates at the time determined by the Committee provided that the term of each Employee Option may not exceed ten years (five years in the case of any Incentive Stock Options granted to a Ten Percent Stockholder). An Employee Option may not be adversely altered without the Optionee's consent.

Incentive Stock Options are not transferable except by will or the laws of descent and distribution and may be exercised during the Optionee's lifetime only by the Optionee. Other Options or Awards may be transferred to the extent provided in the Option or Award Agreement. Exercise of an Option will be made by delivery of a written notice to the Secretary of the Company accompanied by payment for the number of Shares to be purchased. In the discretion of the Committee, the purchase price for Shares may be paid in cash or by transferring Shares to the Company. In addition, Options may be exercised through a registered broker-dealer pursuant to such cashless exercise procedures (other than Share withholding) which are, from time to time, deemed acceptable by the Committee. The number of Shares that may be purchased upon exercise of an Option shall be rounded to the nearest number of whole Shares.

If the Fair Market Value of the Shares exceeds the exercise price of an Option, an Optionee may request that the Committee authorize payment to the Optionee of the difference between the Fair Market Value of part or all of the Shares subject to the Option and the exercise price of the Option. The Committee in its sole discretion may grant or deny such a request. To the extent granted, the Committee will direct the Company to make the payment to the Optionee in cash or Shares or any combination thereof. An Option will be deemed to be exercised and canceled to the extent that the Committee grants the request. An Optionee will not be deemed the owner of Shares subject to an Option until the Option has been exercised, the Shares issued to the Optionee, and the Optionee's name entered as a stockholder of record on the Company's books. At that time, the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares, subject to any terms and conditions that may be set forth in the applicable Agreement.

Unless otherwise provided in an employment agreement between an Optionee or Grantee and the Company, or the applicable Option or Award Agreement, a Termination of Employment shall have the following effects under the circumstances indicated. If an Optionee has a Termination of Employment for any reason other than for cause or voluntarily by the Optionee prior to serving five years as an employee of the Company (a "Voluntary Termination"), Options which were exercisable as of the date of the Termination of Employment will remain exercisable until the earlier of (i) ninety days after the date of the Termination of Employment or (ii) the expiration of the stated term of the Option. Upon a Termination of Employment by the Company for cause or a voluntary Termination, unless determined otherwise by the Committee, any unexercised Options held by such Optionee will terminate and expire concurrently with the Termination of Employment. Upon a Termination of Employment caused by an Optionee's Disability, any unexercised Options held by such Optionee which were exercisable on the date of the Termination of Employment will expire one year after the date of the Termination of Employment or, if earlier, the expiration date of the Option. Upon Termination of Employment caused by death of an Optionee, Options which were exercisable as of the date of death will remain exercisable by the Optionee's beneficiary until the earlier of (i) one year after the Optionee's death or (ii) the expiration of the stated term of the Option.

In the event of a Change in Control, outstanding Options will become immediately and fully exercisable. In addition, to the extent set forth in a particular Option Agreement, an Optionee may surrender for cancellation within 60 days after such Change in Control any Employee Option not yet exercised and the Optionee will be entitled to receive cash in an amount equal to the excess, if any, of (x) (A) in the case of a Nonqualified Stock Option, the greater of (1) the Fair Market Value on the date preceding the surrender of the Shares subject to the Employee Option surrendered or (2) the Adjusted Fair Market Value of the Shares subject to the Employee Option surrendered or (B) in the case of an Incentive Stock Option, the Fair Market Value on the date preceding the surrender of the Shares subject to the Employee Option surrendered, over (y) the purchase price for such Shares under the Employee Option surrendered. If an Optionee's employment or service as a Director with the Company is terminated by the Company following a Change in Control, Options held by the Optionee that were exercisable on the date of termination shall remain exercisable until the earlier of the first anniversary of the termination or the expiration date of the Option.

Director Options

The Incentive Plan also provides for the discretionary grant of Nonqualified Options to each of its non-employee directors ("Director Options"). Director Options will be granted at a purchase price not less than the Fair Market Value of the Shares on the date of grant and the term of a Director Option shall not exceed ten years. Vesting shall be at such times and in such installments as shall be designated by the Board of Directors.

Stock Appreciation Rights ("SARs")

The Incentive Plan permits the granting of SARs either in connection with the grant of an Employee Option (a "Tandem SAR") or as a freestanding right (a "Freestanding SAR"). A SAR permits a Grantee to receive upon exercise of the SAR, cash and/or Shares, at the discretion of the Committee, in an amount equal to (i) the excess, if any, of the Fair Market Value of a Share on the date preceding the SAR's exercise over the Fair Market Value of a Share on the date the SAR was granted (or the purchase price in the case of a SAR granted in connection with an Option), multiplied by (ii) the number of Shares as to which the SAR is being exercised. When a SAR is granted, however, the Committee may establish a limit on the maximum amount a Grantee may receive on exercise.

A Tandem SAR will be exercisable only at such times and to the extent the related Employee Option is exercisable and may be transferred only to the extent the related Employee Option may be transferred. Upon exercise of a Tandem SAR, the Employee Option will be cancelled to the extent of the number of Shares as to which the SAR is exercised. Upon the exercise of an Employee Option granted in connection with a Tandem SAR, the SAR will be cancelled to the extent of the number of Shares as to which the Employee Option is exercised. Freestanding SARs will have such conditions as to exercisability, vesting and limitation as the Committee determines, but shall in no event have a term longer than 10 years.

SARs will be exercised by the Grantee delivering written notice to the Secretary of the Company. Payment of the SAR to the Grantee may be made in Shares, cash or a combination thereof. No Award of SARs may be adversely altered without the Grantee's consent.

In the event of a Change in Control of the Company, all SARs become immediately and fully exercisable. In addition, to the extent set forth in a particular SAR Agreement, a Grantee may receive cash or Shares with a value equal to the excess, if any, of (A) the greater of (1) the Fair Market Value, on the date preceding the exercise, of the Shares subject to the SAR exercise and (2) the Adjusted Fair Market Value of the Shares on such date of such Shares over (B) the Fair Market Value, on the date the SAR was granted, of the Shares subject to the SAR exercised. If a Grantee's employment with the Company is terminated by the Company following a Change in Control, SARs held by the Grantee that were exercisable on the date of termination shall remain exercisable until the earlier of the first anniversary of the termination or the expiration date of the SAR.

Dividend Equivalent Rights ("DERs")

DERs may be granted in tandem with an Option or Award, and may be payable currently or deferred until the lapsing of the restrictions on the DERs or until the vesting, exercise, payment, settlement or other lapse of restrictions on the related Option or Award. DERs may be settled in cash or Shares or a combination thereof, in a single installment or multiple installments.

Restricted Stock

Restricted Stock Awards may be granted under the Incentive Plan. The Committee will determine the terms of each Restricted Stock Award at the time of grant, including the price, if any, to be paid by the Grantee for the Restricted Stock, the restrictions placed on the Shares, and the time or times when the restrictions will lapse. In addition, at the time of grant, the Committee, in their discretion, may decide: (I) whether any dividends declared or paid on Shares by the Company will be paid to Grantee or will be held for the account of the Grantee until the restrictions imposed on the Restricted Stock lapse, (ii) whether any deferred dividends will be reinvested in additional Shares or held in cash, (iii) whether interest will be accrued on any deferred dividends held in cash and (iv) whether any stock dividends paid will be subject to the restrictions applicable to the Restricted Stock Award.

Payment of deferred dividends in respect of Restricted Stock will be made upon the lapsing of the applicable restrictions. Dividends deferred in respect of Restricted Stock shall be forfeited upon forfeiture of such Restricted Stock.

Shares of Restricted Stock shall be issued in the name of the Grantee after the Award is granted, provided that the Grantee has executed an Agreement evidencing the Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Shares. The Committee may require that the Shares of Restricted Stock and stock powers be deposited with an escrow agent designated by the Committee. Unless the Committee provides otherwise in the Agreement, upon delivery of the Shares to the escrow agent, the Grantee shall have all of the rights of a stockholder with respect to such Shares, including the right to vote and to receive dividends. Shares of Restricted Stock may not be transferred in any manner, nor delivered to the Grantee, until all restrictions upon the Shares have lapsed. Unless otherwise provided at the time of grant, the restrictions on the Restricted Stock will lapse upon a Change in Control. Upon the lapse of the restrictions on Shares of Restricted Stock, the Committee shall cause a stock certificate representing such Shares to be delivered to the Grantee, free of all restrictions under the Incentive Plan. The Committee may modify outstanding Awards of Restricted Stock or accept the surrender of outstanding Shares of Restricted Stock (to the extent the restrictions on such Shares have not yet lapsed) and grant new Awards in substitution for them, but no modification shall adversely alter the Award without the Grantee's consent.

Performance Units and Performance Shares

Performance Units and Performance Shares will be awarded as the Committee may determine, and the vesting of Performance Units and Performance Shares will be based upon the Company's attainment within an established period of specified performance objectives to be expressed by the Committee in terms of: earnings per Share, Share price, pre-tax profits, net earnings, return on equity or assets, revenues, EBITDA, market share or market penetration, or any combination of the foregoing (the "Performance Objectives"). The agreements evidencing the Award of Performance Shares or Performance Units will set forth the terms and conditions thereof including those applicable in the event of the Grantee's Termination of Employment.

Performance Units may be denominated in dollars or in Shares, and payments in respect of Performance Units will be made in cash, Shares, Shares of Restricted Stock or any combination of the foregoing, as determined by the Committee. Payments in respect of vested Performance Units will be made after the last day of the Performance Cycle to which the Award relates, unless the Award Agreement provides for deferred payment. Performance Units vest when and to the extent the Performance Objectives are satisfied for the Performance Cycle.

The Committee shall provide, at the time an Award of Performance Shares is made, the time at which the actual Shares represented by such Award shall be issued to Grantee; provided, however, that no Performance Shares shall be issued until the Grantee has executed an Agreement evidencing the Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require. At the discretion of the Committee, Shares issued in connection with an Award of Performance Shares shall be deposited together with the stock powers with an escrow agent designated by the Committee. The Committee may determine whether the Grantee shall have, upon delivery of the Shares to the escrow agent, all of the rights of a stockholder with respect to such Shares, including the right to vote and to receive dividends. Until any restrictions upon the Performance Shares shall have lapsed, such Performance Shares may not be transferred in any manner, nor may they be delivered to the Grantee. Restrictions upon Performance Shares awarded hereunder shall lapse and such Performance Shares shall become vested at such time and on such terms, conditions and satisfaction of Performance Objectives as the Committee may, in its discretion, determined at the time an Award is granted.

At the time the Award of Performance Shares is granted, the Committee may determine that the payment to the Grantee of dividends declared or paid on actual Shares represented by such Award which have been issued by the Company to the Grantee shall be (i) deferred until the lapsing of the restrictions imposed upon such Performance Shares and (ii) held by the Company for the account of the Grantee until such time. The Committee may determine whether deferred dividends are to be reinvested in Shares or held in cash and, if held in cash, whether to pay interest on the account and the rate of such interest. Payment of such deferred dividends shall be made upon the lapsing of restrictions on the Performance Shares, and any dividends deferred in respect of any Performance Shares shall be forfeited upon the forfeiture of such Performance Shares.

Upon the lapse of the restrictions on Performance Shares, the Committee shall cause a stock certificate to be delivered to the Grantee, free of all restrictions under the Incentive Plan. The Committee may modify or accept the surrender of outstanding Performance Awards and grant new Performance Awards in substitution for them, but no such modification may adversely alter the Award without the Grantee's consent.

In the event of a Change in Control, unless otherwise determined by the Committee, all Performance Units will vest and all restrictions on Performance Shares will lapse.

Effective Date; Amendments and Termination

The effective date of the Incentive Plan shall be the date of its adoption by the Board, subject to Shareholder approval at the Annual Meeting. The Incentive Plan will terminate on the day preceding the tenth anniversary of the date of its adoption by the Board of Directors. The Board of Directors may at any time and from time to time amend or terminate the Incentive Plan; provided, however, that, to the extent necessary under applicable law, no such change will be effective without the requisite approval of the Company's stockholders. In addition, no such change may adversely alter or impair any Awards or Options previously granted under the Incentive Plan, except with the consent of the Grantee or Optionee, nor deprive any Optionee or Grantee of Shares he or she may have acquired through the Incentive Plan.

Certain Federal Income Tax Consequences

The following discussion is generally a summary of the principal United States federal income tax consequences under current federal income tax laws relating to grants or awards to employees under the Incentive Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences.

Stock Options. An Optionee will not recognize any taxable income upon the grant of a Nonqualified Stock Option and the Company will not be entitled to a tax deduction with respect to such grant. Generally, upon exercise of a Nonqualified Stock Option, the excess of the Fair Market Value of Shares subject to the Option on the date of exercise over the per Share purchase price will be taxable as ordinary income to the Optionee. If the Company complies with applicable withholding requirements, the Company will be entitled to a tax deduction in the same amount and at the same time as the Optionee recognizes ordinary income, subject to any deduction limitation under Section 162(m) of the Code (which is discussed below). The subsequent disposition of shares acquired upon the exercise of a Nonqualified Stock Option will ordinarily result in capital gain or loss.

Subject to the discussion below, an Optionee will not recognize taxable income at the time of grant or exercise of an Incentive Stock Option and the Company will not be entitled to a tax deduction with respect to such grant or exercise. However, the exercise of an Incentive Stock Option may result in an alternative minimum tax liability for the Optionee.

Generally, if an Optionee has held Shares acquired upon the exercise of an Incentive Stock Option for at least one year after the date of exercise and for at least two years after the date of grant of the Incentive Stock Option, upon disposition of the Shares by the Optionee, the difference, if any, between the sales price of the Shares and the per Share purchase price will be treated as capital gain or loss to the Optionee. Generally, upon a sale or other disposition of Shares acquired upon the exercise of an Incentive Stock Option within one year after the date of exercise or within two years after the date of grant of the Incentive Stock Option (a "disqualifying disposition"), any excess of the Fair Market Value of the Shares at the time of exercise of the Option over the exercise price of such Option will constitute ordinary income to the Optionee. Any excess of the amount realized by the holder on the disqualifying disposition over the Fair Market Value of the Shares on the date of exercise will generally be capital gain. Subject to any deduction limitation under
Section 162(m) of the Code, the Company will be entitled to a deduction equal to the amount of such ordinary income recognized by the holder.

If an Option is exercised through the use of Shares previously owned by the holder, such exercise generally will not be considered a taxable disposition of the previously owned Shares and thus no gain or loss will be recognized with respect to such Shares upon such exercise. However, if the Option is an Incentive Stock Option and the previously owned Shares were acquired on the exercise of an Incentive Stock Option and the holding period requirement for those Shares is not satisfied at the time they are used to exercise the Option, such use will constitute a disqualifying disposition of the previously owned Shares resulting in the recognition of ordinary income in the amount described above.

Special rules may apply in the case of an Optionee who is subject to Section 16 of the 1934 Act.

Stock Appreciation Rights. The amount of any cash (or the Fair Market Value of any Shares) received upon the exercise of a SAR right under the Incentive Plan will be includible in the Grantee's ordinary income and subject to satisfying applicable withholding requirements and any Company deduction limitation under
Section 162(m) of the Code.

Restricted Stock. A Grantee generally will not recognize taxable income upon the grant of Restricted Stock, and the recognition of any income will be postponed until such Shares are no longer subject to the restrictions or the risk of forfeiture. When either the restrictions or the risk of forfeiture lapses, the Grantee will recognize ordinary income equal to the Fair Market Value of the Shares of Restricted Stock at the time that such restrictions lapse and, subject to satisfying applicable withholding requirements and deduction limitation under
Section 162(m) of the Code, the Company will be entitled to a deduction. A Grantee may elect to be taxed at the time of the grant of Restricted Stock and, if this election is made, the Grantee will recognize ordinary income equal to the excess of the Fair Market Value of the Shares of Restricted Stock at the time of grant determined without regard to any of the restrictions thereon over the amount paid, if any, by the Grantee for such Shares.

Performance Shares and Performance Units. Generally, a Grantee will not recognize any taxable income and the Company will not be entitled to a deduction upon the award of Performance Shares or Performance Units. At the time the Grantee receives the distribution in respect of the Performance Shares or the Performance Units, the Fair Market Value of Shares or the amount of any cash received in payment for such Awards generally is taxable to the Grantee as ordinary income and subject to the Company deduction limitation under Section 162(m) of the Code.

Dividend Equivalents. A Grantee realizes ordinary income upon the receipt of Dividend Equivalents in an amount equal to any cash received.

Section 162(m). Section 162(m) of the Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1 million in any taxable year to the chief executive officer or any of the four other most highly compensated executive officers who are employed by the corporation on the last day of the taxable year, but does allow a deduction for "performance-based compensation," the material terms of which are disclosed to and approved by shareholders. The Company has structured and intends to implement the Incentive Plan (except with respect to Options with an exercise price less than the Fair Market Value of the underlying Shares on the date of grant) so that compensation resulting therefrom would be qualified "performance-based compensation." To allow the Company to qualify such compensation, the Company is seeking shareholder approval of the Incentive Plan and the material terms of the Performance Objectives applicable to Performance Units under the Incentive Plan.

The Incentive Plan is designed to conform with Section 162(m) of the Code. With respect to Options awarded under the Incentive Plan with an exercise price less than the Fair Market Value of the underlying Shares on the date of grant, there can be no assurance that the compensation attributable to such Options will not be subject to the deduction limitations of Section 162(m) of the Code.

Section 280G of the Code. Under certain circumstances, the accelerated vesting or exercise of Options or SARs, or the accelerated lapse of restrictions with respect to other Awards, in connection with a Change of Control of the Company might be deemed an "excess parachute payment" for purposes of the golden parachute tax provisions of Section 280G of the Code. To the extent it is so considered, the Grantee may be subject to a 20% excise tax and the Company may be denied a tax deduction.

Interpretation

The Incentive Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and the Committee will interpret and administer the Incentive Plan and Agreements in a manner consistent therewith. Any provisions inconsistent with such Rule will be inoperative and will not affect the validity of the Incentive Plan. Unless otherwise stated in the relevant Agreement, each Option, SAR and Performance Award is intended to be "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code. The Committee may not exercise discretion otherwise authorized under the Incentive Plan if the ability to exercise such discretion or the exercise of such discretion itself would cause the Options or Awards to fail to qualify as performance-based compensation.

New Plan Benefits
As described above, the selection of the Eligible Individuals who will receive Awards under the Incentive Plan, upon approval of the Plan by shareholders, and the size and type of awards is generally to be determined by the Committee in its discretion. Since adoption of the Incentive Plan, the following Awards have been made, subject to shareholder approval:

      Individual                  Award Amount
      Richard D. Clasen                 83,333
      David G. Bevan                   100,000
      John R. Worden                   100,000
      Mark Norrie                       20,000
      Eloy Vigil                        20,000
      Fred Kreusch                      15,000
      Shirleen B. Gray                   5,000
      Douglas W. Jenson                  5,000
      Kenneth Spencer                    5,000
      J. Lane Jensen                     1,254

Effect on the EFI Electronics Corporation Nonqualified Stock Option Plan and Stock Incentive Plan

The adoption and approval of the Incentive Plan will not affect the EFI Electronics Corporation Nonqualified Stock Option Plan and Incentive Stock Option Plan. Outstanding options granted under the EFI Electronics Corporation Nonqualified Stock Option Plan and Incentive Stock Option Plan will remain in effect under the terms of their respective grants. As of June 18, 1998, there were 567,223 shares of Common Stock reserved for issuance upon the exercise of outstanding options granted under the EFI Electronics Corporation Nonqualified Stock Option Plan and Incentive Stock Option Plan. Coincident with adoption of the Incentive Plan, no further shares are eligible to be issued under the Nonqualified Stock Option Plan and Incentive Stock Option Plan.

Vote Required

Approval and adoption of the Incentive Plan requires approval by a majority of the votes cast on the proposal at the Annual Meeting, provided that the total votes cast on the proposal represent over 50% of all shares of Common Stock entitled to vote on the Proposal. For the reasons stated herein, the Board of Directors unanimously recommends that shareholders vote for approval of the Incentive Plan.

AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK:

Introduction

The Board of Directors has adopted a resolution setting forth a proposed amendment to Article VI of the Company's Certificate of Incorporation that will effect an increase in the total number of shares of capital stock which the Company is authorized to issue from twenty million (20,000,000) to twenty-five million (25,000,000), of which twenty million (20,000,000) shares shall be designated as Common Stock, $.0001 par value, and five million (5,000,000) shares shall be designated as Preferred Stock, $.0001 par value. The proposed amendment is attached hereto as Appendix "A."

AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK - Continued

Reasons for the Proposed Amendment

The Board of Directors has determined that the proposed amendment is in the best interests of the Company and its shareholders and recommends that shareholders adopt the proposed amendment to the Company's Articles of Incorporation for the reasons described below.

The Company is currently authorized to issue up to twenty million (20,000,000) shares of Common Stock, of which five million, five hundred fifty-four thousand, six hundred forty-four (5,554,644) shares are presently outstanding. If the amendment is approved, the Company will be authorized to issue up to five million (5,000,000) shares of Preferred Stock from time to time in one or more series without shareholder approval. The Board of Directors believes that availability of Preferred Stock adds flexibility to the Company's capital structure and may be useful in future financings or in connection with implementation of a shareholder rights plan. The Board of Directors would be authorized, without any further action by the shareholders of the Company, to determine the designation, powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions on any series of Preferred Stock and the number of shares constituting any such series. Holders of Preferred Stock, if issued, will be entitled to such voting rights as the Board of Directors, in its sole discretion, shall determine. Thus, the Board of Directors, without shareholder approval, could authorize the issuance of Preferred Stock with rights which could adversely affect the rights of the holders of Common Stock. Any future issuance of Preferred Stock may have the effect of delaying or preventing a change in control of the Company without further action by the shareholders and may adversely affect the voting and other rights of the holders of Common Stock. The ability of the Board of Directors to authorize the issuance of Preferred Stock may have an anti-takeover effect and may discourage takeover attempts not first approved by the Board of Directors (including a takeover which certain shareholders may deem to be in their best interests). To the extent takeover attempts are discouraged, fluctuations in the market price of the Company's Common Stock which may result from actual or rumored takeover attempts, may be inhibited.

Interests of Certain Persons in the Proposed Amendment

Adoption of the amendment could have the anti-takeover effects described above and could tend to perpetuate the existing Board of Directors and present management. The Board of Directors recognizes that approval of the proposed amendment to the Articles of Incorporation may indirectly benefit individual officers and directors of the Company and their successors, but believes that approval of the amendment is in the best interests of the Company for the reasons set forth above. In considering the recommendation of the Board of Directors, shareholders should be aware that current members of the Board of Directors own, in the aggregate, approximately 38.06% of the shares of Common Stock outstanding as of June 18, 1998. See "Principal Holders of Voting Securities."

RATIFICATION OF SELECTION OF AUDITOR:

The audit committee has recommended, and the board of directors has selected, the firm of Grant Thornton LLP, independent certified public accountants, to audit the financial statements of the Company for the fiscal year ending March 31, 1999, subject to ratification by the stockholders. The Board of Directors recommends to the stockholders that Grant Thornton LLP be selected as the Company's independent public accountants for the 1999 fiscal year. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions.

GENERAL:

Management knows of no other matters to be presented at the meeting.

Proposals of Security Holders for 1999 Annual Meeting Stockholders desiring to submit proposals for the proxy statement for the 1999 annual meeting will be required to submit them in writing to David G. Bevan, secretary, at the Company's executive offices (1751 South 4800 West, Salt Lake City, Utah 84104) on or before April 30, 1999. Any stockholder proposal must also be proper in form and substance, as determined in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

THE COMPANY WILL PROVIDE, WITHOUT CHARGE, TO EACH STOCKHOLDER, ON WRITTEN REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED MARCH 31, 1998, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. WRITTEN REQUEST FOR SUCH INFORMATION SHOULD BE DIRECTED TO THE CORPORATE SECRETARY, EFI ELECTRONICS CORPORATION, 1751 SOUTH 4800 WEST, SALT LAKE CITY, UTAH 84104

                              APPENDIX A
       (Proposed Amendment to the Certificate of Incorporation)
                              ARTICLE IV
                            CAPITALIZATION

      The aggregate number of shares of all classes of stock which the corporation shall have authority to issue is twenty-five million (25,000,000) of which five million (5,000,000) shall be shares of preferred stock, $.0001 par value (hereinafter called "Preferred Stock") and twenty million (20,000,000) shall be shares of common stock, $.0001 par value (hereinafter called "Common Stock").

      The designation, powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of each class of stock, and the express grant of authority to the board of directors to fix by resolution the designation, powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of each share of Preferred Stock which are not fixed by this Certificate of Incorporation, are as follows:

A.    PREFERRED STOCK

      1. Number; Series. The Preferred Stock may be issued in one or more series, from time to time, with each such series to have such designation, powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by the board of directors of the corporation, subject to the limitations prescribed by law and in accordance with the provisions hereof, the board of directors being hereby expressly vested with authority to adopt any such resolution or resolutions. The authority of the board of directors with respect to each such series shall include, but not be limited to, the determination or fixing of the following:

           (i) The distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the board of directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the board of directors;

           (ii) The dividend rate of such series, the conditions and times upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock or series thereof, or on the other series of the same class, and whether dividends shall be cumulative or noncumulative;

           (iii)The conditions upon which the shares of such series shall be subject to redemption by the corporation and the times, prices and other terms and provisions upon which the shares of the series may be redeemed;

           (iv) Whether or not the shares of the series shall be subject to the operation of retirement or sinking fund provisions to be applied to the purchase or redemption of such shares and, if such retirement or sinking fund be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

           (v) Whether or not the shares of the series shall be convertible into or exchangeable for shares of any other class or classes, with or without par value, or of any other series of the same class and, if provision is made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

           (vi) Whether or not the shares of the series shall have voting rights, in addition to the voting rights provided by law, and, if so, subject to the limitations hereinafter set forth, the terms of such voting rights;

           (vii)The  rights of the  shares of the  series in the event
of  voluntary  or  involuntary  liquidation,   dissolution,   or  upon
distribution of assets of the corporation;

           (viii) Any other powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of such series, as the board of directors may deem advisable and as shall not be inconsistent with the provisions of these Articles of Incorporation.

      2. Dividends. The holders of the shares of Preferred Stock of each series shall be entitled to receive, when and as declared by the board of directors, out of the funds legally available for the payment of dividends, dividends at the rate fixed by the board of directors for such series for the current period and, if cumulative, for all prior periods for which such dividends are cumulative, and no more, before any dividends, other than dividends payable in Common Stock, shall be declared and paid, or set apart for payment, on the Common Stock with respect to the same dividend period.

      Whenever, at any time, dividends on the then outstanding Preferred Stock as may be required with respect to any series outstanding shall have been paid or declared and set apart for payment on the then outstanding Preferred Stock, and after complying with respect to any retirement or sinking fund or funds for all applicable series of Preferred Stock, the board of directors may, subject to the provisions of the resolution or resolutions creating the series of Preferred Stock, declare and pay dividends on the Common Stock as provided in paragraph
B.1. of this Article IV, and the holders of shares of Preferred Stock shall not be entitled to share therein, except as otherwise provided in the resolution or resolutions creating any series.

      3. Liquidation; Dissolution. The holders of the Preferred Stock of each series shall be entitled upon liquidation or dissolution of the corporation to such preferences as are provided in the resolution or resolutions creating such series of Preferred Stock, and no more, before any distribution of the assets of the corporation shall be made to the holders of shares of the Common Stock. Whenever the holders of shares of the Preferred Stock shall have been paid the full amounts to which they shall be entitled, the holders of shares of the Common Stock shall be entitled to share in all assets of the corporation remaining as provided in paragraph B.2. of this Article IV. If, upon such liquidation, dissolution or winding up, the assets of the corporation distributable as aforesaid among the holders of Preferred Stock of all series shall be insufficient to permit full payment to them of said preferential amounts, then such assets shall be distributed ratably among such holders in proportion to the respective total amounts which they shall be entitled to receive as provided in this paragraph 3.

      4. Voting. Except as otherwise provided by a resolution or resolutions of the board of directors creating any series of Preferred Stock or by the general corporation law of Delaware, the Common Stock issued and outstanding shall have and possess the exclusive power to vote for the election of directors and for all other purposes as provided in paragraph B.3. of this Article IV.

      5. Preemptive Rights. Except as may be provided in the resolution or resolutions of the board of directors providing for the issue of any series of Preferred Stock, no holder of shares of the Preferred Stock of the corporation shall, as such holder, be entitled to subscribe for, purchase or receive any part of any new or additional issue of stock of any class, whether now or hereafter authorized, or of bonds, debentures or other securities convertible into or exchangeable for stock, but all such additional shares of stock of any class, or bonds, debentures or other securities convertible into or exchangeable for stock, may be issued and disposed of by the board of directors on such terms and for such consideration, so far as may be permitted by law, and to such persons, as the board of directors in its absolute discretion may deem advisable.

B.    COMMON STOCK

      1. Dividends. Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of the Articles of Incorporation, holders of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the corporation as may be declared thereon by the board of directors from time to time out of assets or funds of the corporation legally available therefore.

      2. Liquidation; Dissolution. In the event of any liquidation, dissolution or winding up of the affairs of the corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the corporation and after payment or provision for payment to the holders of each series of Preferred Stock of all amounts required in accordance with paragraph A.3. of this Article IV, the remaining assets and funds of the corporation shall be divided among and paid to the holders of Common Stock.

      3.    Voting.

           (i) At every meeting of the shareholders every holder of Common Stock shall be entitled to one vote in person or by proxy for each share of such Stock standing in his name on the stock transfer records of the corporation.

           (ii) No shareholder shall have the right to cumulate votes in the election of directors.

      4. Preemptive Rights. No holder of shares of Common Stock of the corporation shall, as such holder, be entitled to subscribe for, purchase or receive any part of any new or additional issue of stock of any class, whether now or hereafter authorized, or of bonds, debentures or other securities convertible into or exchangeable for stock, but all such additional shares of stock of any class, or bonds, debentures or other securities convertible into or exchangeable for stock, may be issued and disposed of by the board of directors on such terms and for such consideration, so far as may be permitted by law, and to such persons, as the board of directors in its absolute discretion may deem advisable.